UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    August 3, 2010

China Electronics Holdings, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-152535	98-0550385
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Building 3, Binhe District, Longhe East Road, Lu’an City, Anhui Province,	237000
PRC
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 011-86-564-3224888

Buyonate, Inc.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Current Report on Form 8-K/A hereby amends the Current Report on Form 8-K filed by China Electronics Holdings, Inc. (formerly Buyonate, Inc.) on August 9, 2010, to correct the name of the registrant which was inadvertently misstated in the Current Report on Form 8-K filed on August 9, 2010.

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

Effective August 3, 2010, CEH Merger Corp., a Nevada corporation newly formed by the Company for the purposes of merging into the Company, merged into the Company. In connection with merger and pursuant to Articles of Merger filed with the Nevada Secretary of State, the Company changed its name to China Electronics Holdings, Inc. No securities of the Company were issued in connection with the merger.

The merger and name change was approved by the Board of Directors of the Company. Approval by the shareholders of the Company of the merger and name change was not required under Nevada law and not obtained.

The Company has notified the Financial Industry Regulatory Authority ("FINRA") of the name change and will work with FINRA to obtain a new trading symbol for the Company’s common stock. These changes will not be effective on the OTC Bulletin Board, or any other trading market, until they are processed by FINRA.

ITEM 9.01 FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

a)     Not Applicable.

b)     Not Applicable.

c)     Exhibits

No.	Exhibits

3.1
Articles of Merger filed with the Nevada Secretary of State on August 3, 2010. Incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on August 9, 2010.

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA ELECTRONICS HOLDINGS, INC.

By: /s/ Hailong Liu
Name: Hailong Liu
Title: President, Chief Executive Officer and Chief Financial Officer

Date: May 13, 2011